Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF MYMETICS
CORPORATION AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND FOR THE YEAR
ENDED DECEMBER 31, 2008
The following unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined income statements (Unaudited Pro Forma Condensed Combined Financial Information) of Mymetics Corporation (Mymetics or the Company) gives effect to the following transaction as if it occurred on January 1, 2008 for the pro forma condensed combined statements of income and as if it occurred on March 31, 2009 for the pro forma condensed combined balance sheet:
•	the acquisition of 100% of the share capital of Bestewl Holding B.V. (Bestewil), and the related acquisition financing;
On April 9, 2009, Mymetics acquired 100% of the outstanding share capital of Bestewil. The acquisition has been recorded in the Unaudited Pro Forma Condensed Combined Financial Information as a business combination in accordance with Statement of Financial Accounting Standards of No. 141(R) (SFAS No. 141(R)) under accounting principles generally accepted in the United States of America (U.S. GAAP). In a business combination, the purchase price of an acquired entity is allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The pro forma condensed combined balance sheet allocates the entire excess of purchase price over the carrying value of Bestewil’s net assets to in process research and development and goodwill.
The Unaudited Pro Forma Condensed Combined Financial Information do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring, that could result from the acquisition of Bestewil. The timing and effect of actions associated with integration are also uncertain.
The Unaudited Pro Forma Condensed Combined Financial Information is presented for illustrative purposes only and does not purport to indicate the results of operations or the combined financial position that would have resulted had the transactions been completed at the beginning of the period presented, nor is it intended to be indicative of expected results of operations in future periods or the future financial position of Mymetics. The pro forma adjustments are based upon available information and certain assumptions that Mymetics believes to be reasonable. These adjustments could materially change as the allocation of the purchase price for Bestewil has not been finalized. Accordingly, there can be no assurance that the final allocation of purchase price will not differ materially from the preliminary allocation reflected in the Unaudited Pro Forma Condensed Combined Financial Information.
The Unaudited Pro Forma Condensed Combined Financial Information should be read in conjunction with the notes thereto as well as the historical consolidated financial statements of Mymetics, as filed with the United States Securities and Exchange Commission (SEC) and those of Bestewil, included within this Form 8-K filing.
The Unaudited Pro Forma Condensed Combined Financial Information was prepared utilizing the historical information of Mymetics and Bestewil in accordance with U.S. GAAP.

MYMETICS CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2009

			Pro Forma
			Adjustments		Pro Forma
	Mymetics	Bestewil	Acquisition		Combined
	Corporation	Holding B.V.	of Bestewil		Mymetics
(in thousands of Euros)	Historical	Historical	Holding B.V.		and Bestewil
	(Note 2a)	(Note 2b)	(Note 3)
Current assets
Cash and cash equivalents	€100	€57	€—		€157
Trade accounts receivable	—	32	—		32
Prepaid expenses and other current assets	45	—	—		45

Total current assets	145	89			234

Goodwill	—	1,999	7,092	a	9,091
Intangible assets, net	—	—	—		—
Property, plant and equipment, net	168	98	—		266
Other assets	—	7	—		7

Total assets	€313	€2,193	€7,092		€9,598

Current liabilities
Trade accounts payable	€2,947	€—	€—		€2,947
Accrued expenses and other liabilities	1,551	175	5,000	b	6,726

Total current liabilities	4,498	175	5,000		9,673

Long-term debt, net of current portion	9,178	—	2,500	b	11,678
Other long-term obligations	—	—	1,450	b	1,450

Total liabilities	13,676	175	8,950		22,801

Shareholders’ and invested equity
Common stock	1,751	—	—		1,751
Additional paid-in capital	20,191	—	160	b	20,351
Deficit accumulated during the development stage	(35,942)	—	—		(35,942)
Accumulated other comprehensive income	637	—	—		637
Invested equity	—	2,018	(2,018	)a	—

Total liabilities and equity	€313	€2,193	€7,092		€9,598

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information

MYMETICS CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
For the three months ended March 31, 2009

			Pro Forma
			Adjustments		Pro Forma
	Mymetics	Bestewil	Acquisition		Combined
	Corporation	Holding B.V.	of Bestewil		Mymetics
(in thousands of Euros, except share data)	Historical	Historical	Holding B.V.		and Bestewil
	(Note 2c)	(Note 2d)	(Note 4)

Revenues
Licensing agreements	€—	€54	€—		€54
Government grants	—	28	—		28

Total revenues	—	82	—		82

Operating expenses
Research and development	2,802	40	—		2,842
General and administrative	984	42	(160	)a	866
Depreciation and amortization	18	8	—		26
Other expense	—	—	—		—

Operating loss before interest and income taxes	(3,804)	(8)	160		(3,652)

Interest expense	227	6	531	b	764
Income tax expense (benefit)	7		(371	)c	(364)

Net loss	€(4,038)	€(14)	€—		€(4,052)

Earnings-per-share:
Basic and diluted	€(0.02)	€—	€—		€(0.02)

Weighted average shares outstanding:
Basic and diluted	195,563,630	—	—		195,563,630
See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information

MYMETICS CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
For the year ended December 31, 2008

			Pro Forma
			Adjustments		Pro Forma
	Mymetics	Bestewil	Acquisition		Combined
	Corporation	Holding B.V.	of Bestewil		Mymetics
(in thousands of Euros, except share data)	Historical	Historical	Holding B.V.		and Bestewil
	(Note 2e)	(Note 2f)	(Note 4)

Revenues
Licensing agreements	€—	€342	€—		€342
Government grants	65	78	—		143

Total revenues	65	420	—		485

Operating expenses
Research and development	2,692	379	—		3,071
General and administrative	3,693	165	(6	)a	3,852
Depreciation and amortization	17	32	—		49
Other expense	—	1	—		1

Operating loss before interest and income taxes	(6,337)	(157)	6		(6,488)

Interest expense	583	24	2,125	b	2,732
Income tax expense (benefit)	18	—	(2,119	)c	(2,101)

Net loss	€(6,938)	€(181)	€—		€(7,119)

Earnings-per-share:
Basic and diluted	€(0.04)	€—	€—		€(0.04)

Weighted average shares outstanding:
Basic and diluted	191,949,000	—	—		191,949,000
See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information

MYMETICS CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Euros in thousands, unless otherwise noted, except share data)
Note 1 — Basis of Pro Forma Presentation
The Unaudited Pro Forma Condensed Combined Income Statements for the three months ended March 31, 2009 and for the year ended December 31, 2008 reflect adjustments as if the acquisition of Bestewil, accounted for using the purchase method of accounting, had occurred on January 1, 2008. The Unaudited Pro Forma Condensed Combined Balance Sheet reflects adjustments as if the acquisition of Bestewil had occurred as of March 31, 2009.
The acquisition has been recorded in the Unaudited Pro Forma Condensed Combined Financial Information as a business combination in accordance with SFAS No. 141(R) under U.S. GAAP. In a business combination, the purchase price of an acquired entity is allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The pro forma condensed combined balance sheet allocates the entire excess of purchase price over the carrying value of Bestewil’s net assets to in process research and development and goodwill.
The Unaudited Pro Forma Condensed Combined Financial Information is presented for illustrative purposes only and does not purport to indicate the results of operations or the combined financial position that would have resulted had the transactions been completed as of the dates indicated, nor is it intended to be indicative of expected results of operations in future periods or the future financial position of Mymetics. Likewise, the pro forma combined provision for income taxes and the pro forma combined balances of deferred taxes may not represent the amounts that would have resulted had the entities filed consolidated income tax returns during the periods presented. In addition, they do not reflect cost savings or other synergies resulting from the acquisitions that may be realized in future periods.
The Unaudited Pro Forma Condensed Combined Financial Information should be read in conjunction with the notes thereto as well as the historical consolidated financial statements of Mymetics, as filed with the SEC and of Bestewil, included within this Form 8-K filing.
The Unaudited Pro Forma Condensed Combined Financial Information was prepared utilizing the historical information of Mymetics and Bestewil in accordance with U.S. GAAP.
The Unaudited Pro Forma Condensed Combined Financial Information has been prepared on the basis of assumptions described in these notes. Mymetics has not completed its final estimation of the purchase consideration or the purchase price allocation for its acquisition of Bestewil, and the actual amounts may materially differ from the preliminary estimates. The receipt of the final valuation and the impact of ongoing integration activities could cause material differences between actual and pro forma results in the information presented. For the purposes of the Unaudited Pro Forma Condensed Combined Financial Information, the excess of purchase price over the preliminary fair value of the net assets acquired, including identified intangible assets, has been allocated to goodwill. As Mymetics completes the purchase price allocation for Bestewil, the excess may be allocated to other identified intangible assets.
Note 2 — Historical Financial Statements
Represents the historical financial statements of Mymetics and Bestewil in accordance with U.S. GAAP.
a)	Represents the historical unaudited condensed consolidated balance sheet of Mymetics as of March 31, 2009.

b)	Represents the historical unaudited condensed combined balance sheet of Bestewil as of March 31, 2009.

c)	Represents the historical unaudited condensed consolidated income statement of Mymetics for the three months ended March 31, 2009.

d)	Represents the historical unaudited condensed combined income statement of Bestewil for the three months ended March 31, 2009.

e)	Represents the historical condensed consolidated income statement of Mymetics for the year ended December 31, 2008.

f)	Represents the historical condensed combined income statement of Bestewil for the year ended December 31, 2008.

MYMETICS CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Euros in thousands, unless otherwise noted, except share data)
Note 3 — Acquisition of Bestewil
On April 1, 2009, Mymetics acquired 100% of the outstanding share capital of Bestewil. The acquisition has been recorded in the Unaudited Pro Forma Condensed Combined Financial Information as a business combination in accordance with SFAS No. 141(R) under U.S. GAAP. In a business combination, the purchase price of an acquired entity is allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition.
The preliminary estimate of the fair value of the purchase consideration for the Bestewil acquisition is determined as follows:

Amount

Cash paid to security holders	€5,000
Estimated fair value of convertible bond issued	2,500
Estimated fair value of equity options issued	160
Estimated fair value of contingent consideration	1,450

Total purchase consideration	€9,110

The estimate of the fair value of the purchase consideration represents a preliminary estimate of the consideration issued for the acquisition of Bestewil. As the Company finalizes their fair value estimates of the purchase price consideration, the final fair values may be materially different.
Under SFAS No. 141(R), transactions costs incurred on business combinations are no longer capitalized as part of the overall purchase consideration, but are expensed as incurred.
a)	The following table presents the preliminary amounts assigned to the net assets acquired based on their estimated fair values at March 31, 2009:

		Preliminary
		Purchase	Preliminary
	Bestewil	Accounting	Purchase Price
	Historical	Adjustments	Allocation
Assets:
Current assets	€89	€	€89
Goodwill	1,999	7,092	9,091
Intangible assets, net	—	—	—
Property, plant and equipment, net	98	—	98
Other non-current assets	7	—	7

Total assets	2,193	7,092	9,285

Liabilities and net assets:
Current liabilities	175	—	175
Long-term loan	—	—	—
Other long-term liabilities	—	—	—

Total liabilities	€175	€—	€175

Total estimated purchase consideration			€9,110

The above purchase price allocation represents a preliminary estimate of the fair values of the assets acquired and liabilities assumed. As the Company finalizes their purchase price allocation, the estimated fair values and estimated allocations may be materially different from the values assigned above.
This Bestewil historical net assets of €2,018 will be eliminated as a result of the combination of Mymetics and Bestewil, in the Unaudited Pro Forma Condensed Combined Balance Sheet.
Approximately €9,091 has been preliminary allocated to goodwill. As Mymetics completes the purchase price allocation, this excess may be allocated to other identified tangible or intangible assets, including in-process research and

MYMETICS CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Euros in thousands, unless otherwise noted, except share data)
development, patents, employment agreements, and other assets, which could be depreciable or amortizable. If this amount had been allocated to assets with estimated useful lives of 10-25 years, amortization expense would increase by approximately €909 to €363 per annum, before income taxes, respectively.
b)	The acquisition of Bestewil was financed with the following instruments:

Amount

Short-term debt incurred	€5,000
Long-term debt incurred	2,500
Long-term liabilities incurred related to contingent consideration	1,450
Equity instruments issued	160

Total estimated financing	€9,110

Mymetics incurred €5,000 of short term debt to fund the acquisition. The debt is due in July 2009, and bears an interest rate of 40.0% per annum.
Mymetics issued €2,500 of convertible debt, due on March 31, 2012. The convertible debt bears interest of 5.0% per annum.
As part of the consideration, Mymetics issued contingent consideration with an estimated fair value of €1,450. Under SFAS No. 141(R), this contingent consideration must be re-measured by the Company at fair value as of each reporting date, with any changes in the fair value recognized in the income statement.
Mymetics also issued common stock equity warrants with an estimated fair value of €160.
The estimates of the fair value of the financing instruments described above represents a preliminary estimate. As the Company finalizes their fair value estimates, the resulting values may be materially different from those noted above.
Note 4 — Acquisition of Bestewil (Income Statement)
Mymetics acquired control of Bestewil on April 1, 2009. See Note 3 for a description of the transaction.
a)	Represents the elimination of €160 and €6 of costs directly incurred by Mymetics related to the acquisition that were expensed during the three month period ended March 31, 2009 and the year ended December 31, 2008, respectively. The costs are primarily composed of legal and other professional non-recurring fees associated with the acquisition. Assuming the acquisition took place January 1, 2008, these costs would not have been expensed during the periods presented.

b)	Represents the incremental interest expense related to the borrowings noted above, for the three month period ending March 31, 2009 and the year ended December 31, 2008. Interest is calculated based on the assumptions described in note 3b above. Interest expense has been estimated at approximately €2,125 per annum. A 0.5% or 50 basis point change in the interest rate would increase or decrease net income by approximately €38 per annum, before tax.

c)	Represents the tax benefit resulting from the above adjustments, assuming the Company continues to operate in a net loss position.
Note 5 — Other information
Within the Unaudited Pro Forma Condensed Combined Financial Information, Mymetics has not included any pro forma adjustments related to the re-financing of the €5,000 in short term funding provided to the Company in April 2009. The Company is currently considering various funding alternatives for the re-financing of this short term debt, which may include an equity transaction, a debt transaction, a combination of debt and equity transactions, collaboration agreements, licensing arrangements, or other capital market transactions. Due to the uncertainty involved around any future financing transaction, the Company has not included any adjustments in the Unaudited Pro Forma Condensed Combined Financial Information.

MYMETICS CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Euros in thousands, unless otherwise noted, except share data)
Furthermore, within the Unaudited Pro Forma Condensed Combined Financial Information, Mymetics has not included any pro forma adjustments for the subsequent re-valuation of the contingent consideration issued, as Mymetics is still finalizing their initial estimate of the fair value of the contingent consideration.